Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 4, 2005, with respect to the financial statements of SouthStar Energy Services LLC (not included separately herein), SouthStar Energy Services LLC’s management assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of SouthStar Energy Services LLC, included in AGL Resources, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2004 and to the incorporation by reference of such reports in the following registration statements of AGL Resources, Inc.:

(1) Form S-3 (File No. 333-22867)
(2) Form S-3 (File No. 333-119921)
(3) Form S-8 (File No. 33-50301)
(4) Form S-8 (File No. 33-62155)
(5) Form S-8 (File No. 333-01519)
(6) Form S-8 (File No. 333-02353)
(7) Form S-8 (File No. 333-26961)
(8) Form S-8 (File No. 333-26963)
(9) Form S-8 (File No. 333-86983)
(10) Form S-8 (File No. 333-86985)
(11) Form S-8 (File No. 333-86987)
(12) Form S-8 (File No. 333-75524)
(13) Form S-8 (File No. 333-97121)
(14) Form S-8 (File No. 333-104701)
(15) Form S-8 (File No. 333-115044)

/s/ Ernst & Young LLP

Atlanta, Georgia
February 10, 2005